   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 1999
                                               REGISTRATION NO. 333-____________

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                   RESMED INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                         98-0152841
  (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                                   ----------

                            10121 CARROLL CANYON ROAD
                        SAN DIEGO, CALIFORNIA 92131-1109
           (Address of Principal Executive Offices including Zip Code)

                                   ----------

                  1997 EQUITY PARTICIPATION PLAN OF RESMED INC.
                            (FULL TITLE OF THE PLAN)

                                   ----------

        PETER C. FARRELL                                 COPY TO:
    CHAIRMAN, PRESIDENT AND                       PATRICK T. SEAVER, ESQ.
    CHIEF EXECUTIVE OFFICER,                         LATHAM & WATKINS
          RESMED INC.                     650 TOWN CENTER DRIVE, TWENTIETH FLOOR
   10121 CARROLL CANYON ROAD                   COSTA MESA, CALIFORNIA 92626
SAN DIEGO, CALIFORNIA 92131-1109                      (714) 540-1235
         (858) 689-2400

                                   ----------

          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

-----------------------------------------------------------------------------------------
                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------
                                                             PROPOSED
                                          PROPOSED           MAXIMUM
                         AMOUNT            MAXIMUM          AGGREGATE         AMOUNT OF
                         TO BE         OFFERING PRICE        OFFERING        REGISTRATION
                       REGISTERED       PER SHARE (1)        PRICE(1)            FEE
-----------------------------------------------------------------------------------------
Common Stock(2)        4,000,000           $25.167         $100,667,614        $27,986
-----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price is the sum of (i) the product of the number of options previously granted (1,266,950) and the weighted average of the exercise price of the options previously granted ($24.718), and
      (ii) the product of the remaining options available for future grants under the plan (2,733,050) and the average of the high and low prices of the common stock as reported on The Nasdaq Stock Market on Sepember 24, 1999 (which were $26.125 and $24.625, respectively.)

(2) Each share of common stock being registered hereunder, if issued prior to the termination by the Company of its Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the common stock.

                                   ----------

PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.

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                                  TOTAL PAGES 8
                             EXHIBIT INDEX ON PAGE 6

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which were filed with the Commission, are incorporated herein by reference:

                  (a) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 21, 1999 (File No. 000-26038), including any subsequently filed amendments and reports updating such description.

                  (b) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

         In addition, all documents which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  EXPERTS.

         The consolidated financial statements and schedule of ResMed Inc. as of June 30, 1999 and 1998, and for each of the years in the three-year period ending June 30, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to limit the personal liability of its directors in accordance with the provisions set forth therein. The Certificate of Incorporation, as amended, of the Company provides that the personal liability of its directors shall be limited to the fullest extent permitted by applicable law.

         Section 145 of the Delaware General Corporation Law contains provisions permitting corporations to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the provisions set forth therein. The Bylaws of the Company generally provide for indemnification of such persons to the fullest extent allowed by applicable law.


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

         The inclusion of the above provisions in the Certificate of Incorporation may have the effect of reducing the likelihood of stockholder derivative suits against directors and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Company and its stockholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits on page 6.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                                 provided, however, that paragraphs (a)(1)(i)
                  and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of September 1999.

                                            RESMED INC.


                                            By: /s/ PETER C. FARRELL
                                                --------------------------------
                                                Peter C. Farrell
                                                Chairman, President and
                                                Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes and appoints Peter C. Farrell and Adrian M. Smith as attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities as of September 29, 1999.

Signature                                          Title
---------                                          -----

/s/ PETER C. FARRELL                               Chairman of the Board, Chief Executive Officer and Director
------------------------------------------
Peter C. Farrell


/s/ ADRIAN M. SMITH                                Vice President Finance and Chief Financial Officer
------------------------------------------
Adrian M. Smith


/s/ CHRISTOPHER G. ROBERTS                         Director
------------------------------------------
Christopher G. Roberts


/s/ MICHAEL A. QUINN                               Director
------------------------------------------
Michael A. Quinn


/s/ GARY W. PACE                                   Director
------------------------------------------
Gary W. Pace


/s/ DONAGH W. McCarthy                             Director
------------------------------------------
Donagh W. McCarthy

                                INDEX TO EXHIBITS

EXHIBIT                                                                                 PAGE
-------                                                                                 ----
 4.1           Rights Agreement dated April 23, 1997 between ResMed Inc. and           (Note 1)
               American Stock Transfer & Trust Company.

 4.2           First Amendment to Rights Agreement dated March 19, 1999 between
               ResMed Inc. and American Stock Transfer & Trust Company.                (Note 2)

 5.1           Opinion of Latham & Watkins.                                               7

23.1           Consent of Latham & Watkins (included in Exhibit 5.1).                     7

23.2           Consent of KPMG Independent Auditors.                                      8

24.1           Power of Attorney (included in the signature page to this
               registration statement).                                                   5

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(1)      Incorporated by reference to our Current Report on Form 8-K filed with the Commission on May 6, 1997.

(2) Incorporated by reference to our Current Report on Form 8-K filed with the Commission on April 14, 1999.